EXHIBIT 10.16



                       THIRD AMENDMENT TO FACILITIES LEASE

         AMENDMENT (this "Amendment") dated as of June 30, 1994 by and between HMC RETIREMENT PROPERTIES, INC., a Delaware corporation having an address c/o
Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817 ("Landlord"), and MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation having an address c/o Marriott International, Inc., 10400 Fernwood Road, Bethesda, Maryland 20817 ("Tenant")

                              W I T N E S S E T H :

         WHEREAS, reference is hereby made to that certain Facilities Lease Agreement dated as of October 8, 1993 by and between Landlord and Tenant, pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, certain premises located in Cook County, Illinois (as amended by an instrument dated May 16, 1994, the "Lease");

         WHEREAS, Landlord and Tenant desire to amend certain of the terms and conditions of the Lease in the manner set forth below.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  premises  herein
contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1.  Section  5.01 of the Lease  shall be  amended  by  deleting
Section 5.01(i) in its entirety and replacing it with the following: "(i) Commencing with the Commencement Date and continuing to the end of 2001, Minimum Rental equal to One Million Six Hundred Thousand Dollars ($1,600,000) per Year for each such Year; commencing at the beginning of 2002 and continuing to the end of 2010, Minimum Rental in an amount equal to Three Million Dollars ($3,000,000) per Year for each such Year; commencing at the beginning of 2011 and continuing to the end of 2013, Zero Dollars ($0.00) Minimum Rental per Year for each such Year; and commencing at the commencement of the Extended Term, if any, and continuing to the end of the Term (including all Extended Terms), Minimum Rental in an amount equal to One Million Nine Hundred Fifty-five Thousand Dollars ($1,955,000) per year for each Year; plus".

         Section 2. If any terms and conditions of this Amendment conflict with the terms and conditions of the Lease, the terms and conditions of this Amendment shall prevail. Except as specifically modified herein, the Lease is in full force and effect.

         Section 3. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.


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         IN WITNESS  WHEREOF,  the parties  have  executed  and  delivered  this
Amendment as of the date first above written.



ATTEST:                                   HMC RETIREMENT PROPERTIES, INC.


By: /s/                                   By: /s/ Pamela J. Murch
         Assistant Secretary                       Vice President


ATTEST:                                   MARRIOTT SENIOR LIVING SERVICES, INC.


By: /s/                                   By: /s/
         Assistant Secretary                       Vice President